SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 28, 2006

QLT INC.

_________________________________________

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5 (Address of Principal Executive Offices) (Zip Code)
(604) 707-7000 (Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As set forth below, QLT Inc. hereby amends Item 5.02 of its Current Report on Form 8-K filed on December 1, 2006 to disclose the DSU grant to Dr. Carter.

ITEM 5.02       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b)          As previously set forth in the Current Report on Form 8-K filed on December 1, 2006, QLT Inc. appointed Dr. Bruce Carter to its board of directors.

In connection with his appointment to the board of directors, Dr. Carter received 7,500 deferred share units on November 29, 2006. The deferred share units (“DSUs”) were granted pursuant to the Directors’ Deferred Share Unit Plan for non-employee directors, which is described in more detail in our annual report on Form 10-K for the year ended December 31, 2005. Each DSU has a value equal to the closing price of QLT’s common shares on the Toronto Stock Exchange on the date of grant. A DSU is convertible into cash only (no shares are issued), and is automatically converted after the non-employee director ceases to be a member of the board. The DSUs vest monthly over 36 months from the date of grant. The value of a DSU, when converted to cash, is equivalent to the market value of a QLT common share at the time the conversion takes place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant) By: /s/ Cameron Nelson Cameron Nelson Vice President and Chief Financial Officer

Dated: December 4, 2006